UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

CHF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of principal executive offices) (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders (the “Annual Meeting”) of CHF Solutions, Inc. (the “Company”) held on May 25, 2017, the Company’s stockholders approved the 2017 Equity Incentive Plan (the “2017 Plan”).  The 2017 Plan replaces the Company’s Second Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”), which replaced the Company’s Amended and Restated 2002 Stock Plan (collectively with the 2011 Plan, the “Prior Plans”). As a result of such stockholder approval, the 2017 Plan became effective on May 25, 2017. Grants will no longer be made under the 2011 Plan, but the awards that remain outstanding under the 2011 Plan as of the date of stockholder approval of the 2017 Plan will not be affected by the approval of the 2017 Plan.  Such outstanding awards will continue to be governed by the terms of the 2011 Plan and the applicable award agreement.

The 2017 Plan, which provides for the grant of awards to employees, directors and consultants of: (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards, (vi) performance stock awards, (vii) performance cash awards, and (viii) other stock awards, will be administered by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board.  The maximum number of shares of the Company’s common stock that may be issued under the 2017 Plan is the sum of: (a) 534,857 new shares of common stock, plus (b) any available reserved shares not issued or subject to outstanding grants under the Prior Plans in an amount not to exceed 534,857, plus (c) the number of shares of common stock underlying awards granted under the Prior Plans that, from and after the effective date of the 2017 Plan, expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company or are reacquired, withheld (or not issued) to satisfy a withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award. The number of shares available to be granted under the 2017 Plan as of May 25, 2017 was 845,009.

In addition, the number of shares of the Company’s common stock reserved for issuance under the 2017 Plan will automatically increase on January 1st of each calendar year, starting on January 1, 2018 through January 1, 2027, to an amount equal to 13.0% of the total number of fully-diluted shares of common stock of the Company as of December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. The maximum number of shares of the Company’s common stock that may be issued on the exercise of incentive stock options under the 2017 Plan is 2,674,280.

In a calendar year, no participant may be granted a performance stock award covering more than 534,857 shares of our common stock or a performance cash award having a maximum value in excess of $1 million under the 2017 Plan.

The Board may amend, suspend or terminate the 2017 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of the Company’s stockholders. No incentive stock options may be granted after the tenth anniversary of the date the Board adopted the 2017 Plan.

The forgoing description of the terms of the 2017 Plan is qualified in its entirety by reference to the actual terms of the 2017 Plan and the forms of option and restricted stock unit agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

To the extent applicable, the information under Item 8.01 is incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders elected two Class I director nominees to the Company’s Board to serve three-year terms, approved the 2017 Plan, and approved, on an advisory basis, Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

For Proposal 1, the two nominees receiving the highest number of “FOR” votes at the annual meeting were elected as directors.  Proposals 2 and 3 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the Annual Meeting.  The proposals are described in detail in the Company’s definitive proxy statement filed on April 13, 2017 with the Securities and Exchange Commission.

The results of the voting are shown below.

Proposal 1—Election of Directors

Class III Nominees	Votes For	Votes Withheld	Broker Non-Votes
Steve Brandt	182,134	28,636	1,844,330
Warren S. Watson	182,560	28,210	1,844,330

Proposal 2—Approval of the 2017 Equity Incentive Plan

Votes For	Votes Against	Votes Abstain
107,057	84,526	19,187

Proposal 3—Advisory Approval of Independent Registered Public Accounting Firm for 2017

Votes For	Votes Against	Votes Abstain
1,911,164	141,111	2,825

Item 8.01                                           Other Events.

On May 25, 2017, the Board adopted the Fourth Amendment (the “Fourth Amendment”) to New-Hire Equity Incentive Plan (the “New-Hire Plan”), increasing the aggregate number of shares of common stock that may be issued pursuant to equity incentive awards under the New-Hire Plan from 30,000 (as adjusted to reflect the reverse stock split implemented by the Company on January 12, 2017) to 904,387 shares, to reflect the increase in the Company’s fully-diluted capitalization following such reverse stock split. As a result of the increase, the share reserve under the New-Hire Plan represents approximately 4% of the Company’s fully-diluted capitalization (which is consistent with the percent of the Company’s fully-diluted capitalization represented by the share reserve under the New Hire Plan at the time the Board adopted the Third Amendment to the New-Hire Plan in 2016). The Company believes that the increase in the shares reserved under the New-Hire Plan is necessary to allow it to attract qualified employees following the Company’s strategic refocus on commercializing the Aquadex FlexFlow System.

The forgoing description of the terms of the Fourth Amendment is qualified in its entirety by reference to the actual terms of the Fourth Amendment, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	CHF Solutions, Inc. 2017 Equity Incentive Plan
10.2	Form of Stock Option Grant Notice and Option Agreement under the CHF Solutions, Inc. 2017 Equity Incentive Plan
10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the CHF Solutions, Inc. 2017 Equity Incentive Plan
10.4	Fourth Amendment to New-Hire Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2017	CHF SOLUTIONS, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	CHF Solutions, Inc. 2017 Equity Incentive Plan
10.2	Form of Stock Option Grant Notice and Option Agreement under the CHF Solutions, Inc. 2017 Equity Incentive Plan
10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the CHF Solutions, Inc. 2017 Equity Incentive Plan
10.4	Fourth Amendment to New-Hire Equity Incentive Plan